                                                                    EXHIBIT 10.1

                             DATED 5th March , 2001

                       AMERICAN EAGLE TANKERS INC. LIMITED
                                   as Borrower

                      THE DEVELOPMENT BANK OF SINGAPORE LTD
                               as Original Lender

                      THE DEVELOPMENT BANK OF SINGAPORE LTD
                                    as Agent

                                     - and -

                      THE DEVELOPMENT BANK OF SINGAPORE LTD
                               as Security Trust


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                                 US$127,500,000
                                TRANSFERABLE LOAN
                               FACILITY AGREEMENT

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                              ALLEN and GLEDHILL,
                           36, Robinson Road, #18-01,
                                   City House,
                                Singapore 068877.

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                                    CONTENTS
                                    --------

CLAUSE          HEADING                                            PAGE
------          -------                                            ----

1.              INTERPRETATION

2.              THE FACILITY

3.              CONDITIONS PRECEDENT

4.              DRAWDOWN

5.              REPAYMENT

6.              PREPAYMENT AND CANCELLATION

7.              INTEREST

8.              FEES

9.              TAXES

10.             CHANGES IN CIRCUMSTANCES

11.             PAYMENTS

12.             REPRESENTATIONS AND WARRANTIES

13.             INFORMATION

14.             UNDERTAKINGS

15.             TERMINATION EVENTS

16.             OVERDUE INTEREST

17.             INDEMNITIES

18.             THE AGENT

19.             THE SECURITY TRUSTEE

20.             SET-OFF AND PRO RATA SHARING

21.             FEES, EXPENSES AND STAMP DUTY

22.             CALCULATIONS AND EVIDENCE

23.             ASSIGNMENT AND TRANSFER

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CLAUSE          HEADING                                            PAGE
------          -------                                            ----

24.             REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

25.             COMMUNICATIONS

26.             PARTIAL INVALIDITY

27.             NATURE OF RIGHTS AND OBLIGATIONS

28.             GOVERNING LAW

                SCHEDULE 1 - VESSELS

                SCHEDULE 2 - FORM OF TRANSFER NOTICE

                SCHEDULE 3 - CONDITIONS PRECEDENT

                SCHEDULE 4 - NOTICE OF REQUEST FOR ADVANCE OF LOAN

                APPENDIX A - FORM OF ASSIGNMENT OF EARNINGS

                APPENDIX B - FORM OF CORPORATE GUARANTEE

                APPENDIX C - FORM OF DEEDS OF COVENANTS

                APPENDIX D - FORM OF MORTGAGES

                APPENDIX E - FORM OF TRUST DEED

     THIS AGREEMENT is made on 5th March, 2001 BETWEEN:

(1)  AMERICAN EAGLE TANKERS INC. LIMITED (the "Borrower");

(2)  THE DEVELOPMENT BANK OF SINGAPORE LTD (the "Original Lender);

(3) THE DEVELOPMENT BANK OF SINGAPORE LTD, as agent for the Lenders defined below (in such capacity, the "Agent", which expression shall include any of its successors in such capacity); and

(4) THE DEVELOPMENT BANK OF SINGAPORE LTD, as security trustee for the Lenders (in such capacity, the "Security Trustee", which expression shall include any of its successors in such capacity).

     W H E R E A S the Borrower has requested and the Lenders have agreed to grant to the Borrower a transferable loan facility of US$127,500,000, upon the terms and subject to the conditions of this Agreement.

          IT IS AGREED as follows:

1.   INTERPRETATION

(A) Definitions: In this Agreement, except where the context otherwise requires:

     "Advance Date" means 5th March 2001 or such other date as the Agent and the Lenders agree shall be the date on which the Loan is or, as the case may be, is to be advanced by the Lenders to the Borrower under this Agreement;

     "Aggregate Outstandings" means the aggregate amount of the Outstandings of all of the Lenders;

     "Appraisal" means the appraisal for the Vessels prepared by the Appraiser and addressed to the Agent, the Security Trustee and the Lenders (1) to the effect that the Fair Market Value of the Vessels as at the Advance Date is at least equal to US$127,500,000 and (2) dealing with such other matters as are reasonably requested by the Lenders, the Borrower being responsible for the contents of such appraisal with respect to any information furnished in writing by the Borrower or its agent to such appraiser specifically for the purpose of such appraisal, all of which information the Borrower represents is true, complete and correct as of the date given and as of the Advance Date;

     "Assignment of Earnings" means an assignment of Earnings in relation to the C Vessels between (1) the Borrower and (2) the Security Trustee, each substantially in the form of Appendix A (or in such other form as may be approved by the Security Trustee) provided that this document shall only be required (and perfected) upon a Termination Event having occurred and is continuing;

     "Appraiser" means Messrs. Simpson, Spence and Young or such other person as is acceptable to the Agent, the Security Trustee and the Majority Lenders;
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                                       2


     "Break Funding Costs" means, as at any date of payment, purchase or prepayment of the Loan and for any Lender, that amount reasonably determined by such Lender to be sufficient (but not more than is necessary) to compensate it for any loss, cost or expense attributable to any payment or repayment of principal of such Lender's interest in the Loan if such date of payment or prepayment is not an Interest Payment Date. Such compensation may include an amount equal to the excess, if any, of (1) the amount of interest which otherwise would have accrued (and which is unpaid) on the principal amount so paid or prepaid for the period from the date of such payment or prepayment to the next succeeding Interest Payment Date at a floating rate of interest equal to SIBOR plus the Loan Margin over (2) the interest component (as reasonably determined by such Lender) of the amount such Lender would have bid in the Singapore inter-bank market for US Dollar deposits of leading banks in an amount substantially equal to such principal amount with maturities comparable to such period;

     "Business Day" means a day (other than Saturday or Sunday) on which (1) dealings in US Dollar deposits are carried out in the Singapore inter-bank market and (2) commercial banks are open for business in Singapore and also, in relation to any day on which a transfer of funds is to be made in US Dollars, New York City;

     "C Vessels" means the vessels "Eagle Carina" and "Eagle Centaurus";

     "Commitment" means (1) in relation to the Original Lender at any particular time but subject as provided in this Agreement, US$1127,500,000 (less the aggregate amount of such commitment which shall have been transferred by the Original Lender to the Loan Transferees in accordance with Clause 23(C) of this Agreement) and (2) in relation to a Loan Transferee at any particular time but subject as provided in this Agreement, the aggregate amount of such commitment which shall have been transferred to that Loan Transferee, and which has not been transferred by that Loan Transferee, in accordance with Clause 23(C) of this Agreement;

     "Corporate Guarantee" means a corporate guarantee by (1) the Corporate Guarantor in favour of (2) the Security Trustee, substantially in the form of Appendix B (or in such other form as may be approved by the Security Trustee);

     "Corporate Guarantor" means Neptune Orient Lines Limited;

     "DBS Bank" means The Development Bank of Singapore Ltd and includes its successors;

     "Deeds of Covenants" means any, each and all (as the context may require) of the deeds, supplemental to the Mortgages over the Vessels, between (1) the Borrower and (2) the Security Trustee, each substantially in the form of Appendix C (or in such other form as may be approved by the Security Trustee);
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                                       3

     "Designated Person" means each person responsible for the safe operation of the Vessels in accordance with paragraph 4 of the ISM Code;

     "Document of Compliance" means a valid document of compliance issued by the Administration in accordance with paragraph 13.2 of the ISM Code;

     "Environmental Approvals" means all approvals, licences, permits, exemptions or authorisations required under applicable Environmental Laws;

     "Environmental Claim" means:-

     (a) any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident where the claimed amount is in excess of US$5,000,000 per claim, and excluding claims which are being defended in good faith by the Borrower; or

     (b) any claim by any other third party howsoever relating to or arising out of an Environmental Incident where the claimed amount is in excess of US$5,000,000 per claim, and excluding claims which are being defended in good faith by the Borrower, and, in each such case, "claim" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise;

     "Environmental Incident" means:-

     (a)  any release of Environmentally Sensitive Material from any Vessel;

     (b) any incident in which Environmentally Sensitive Material is released from a Vessel other than the Vessels and which involves a collision between any Vessel and such other vessel or some other incident of navigation or operation, in any case, where any Vessel, the Borrower, or the approved manager of any Vessel is actually or allegedly at fault or otherwise liable (in whole or in part); or

     (c) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessels and where any Vessel is actually or potentially liable to be arrested as a result and/or where the Borrower, or the approved manager of any Vessel is actually or allegedly at fault or otherwise liable;

     "Environmental Laws" means all laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment;

     "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalised by or pursuant to Environmental Laws;
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                                       4

     "Fair Market Value" means, with respect to each of the Vessels as of any date, the price which a purchaser would pay to purchase such Vessel in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, the Appraiser shall use such methods of appraisal as are customary in the trade and which has received the approval of the Lenders (such approval not to be unreasonably refused or withheld);

     "Fee Letter" means the fee letter dated the date of this Agreement from the Agent to the Borrower;

     "Final Repayment Date" means the date falling 66 months after the First Repayment Date;

     "Financing Documents" means this Agreement and the Security Documents (and any reference in this Agreement to any of the Financing Documents shall include that Financing Document as amended, modified or supplemented from time to time and any document which amends, modifies or supplements that Financing Document);

     "First Repayment Date" means 30th June, 2001;

     "Insurances" means all policies and contracts of insurance which are from time to time taken out or entered into in respect of the Vessels or otherwise howsoever in connection with the Vessels and which are required to be maintained under the Deeds of Covenants;

     "Interest Payment Date" means the last day of an Interest Period;

     "Interest Period" means a period by reference to which interest is payable on the Loan or an overdue sum;

     "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention (and includes any amendment or extensions thereto, any replacement thereof and any regulation issued pursuant thereto);

     "Lenders" means the Original Lender (so long as it retains any rights or obligations under this Agreement in such capacity) and the Loan Transferees and, for the avoidance of doubt, references to the Lenders shall be construed, where appropriate, as meaning the Original Lender alone until a transfer is made by the Original Lender pursuant to Clause 23(C);

     "Lending Office" means, at any particular time, in relation to a Lender, the office through which that Lender is then acting for the purpose of this Agreement;
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                                       5

     "Loan" means a loan in the principal amount of US$127,500,000 advanced or to be advanced by the Lenders to the Borrower under this Agreement or, as the case may be, the outstanding principal amount of such loan;

     "Loan Margin" means 0.625 per cent.;

     "Loan Transferee" means a person to which a Lender seeks to transfer all or part of that Lender's rights and/or obligations under this Agreement in accordance with Clause 23(C);

     "Majority Lenders" means (1) until a transfer is made by the Original Lender pursuant to Clause 23(C), the Original Lender and (2) after a transfer is made by the Original Lender pursuant to Clause 23(C), the Lenders whose share of the Loan exceeds 50 per cent. of the Loan (or, if the Loan has not then been advanced, Lenders whose share of the Commitment together exceed 50 per cent. of the amount of the Commitment);

     "Mortgages" means any, each or all (as the context may require) of the first priority statutory mortgages over the Vessels in favour of the Security Trustee, each substantially in the form of Appendix D (or in such other form as may be approved by the Security Trustee);

     "Obligors" means the Borrower, the Corporate Guarantor and any other person other than the Agent, the Security Trustee or any Lender at any time a party to any of the Financing Documents;

     "Outstandings" means, at any particular time in relation to a Lender, the principal amount of its share of the Loan outstanding at that time;

     "Overdue Margin" means 3.00 per cent.;

     "Permitted Charterer" means, in relation to any of the Vessels, so long as such person is not subject to any bankruptcy, insolvency or liquidation proceedings and (so far as the Borrower is aware) is meeting its material obligations as they become due (1) any person approved by the Security Trustee (such approval not to be unreasonably withheld or delayed) to whom such Vessel is bareboat chartered provided that no approval is needed for any bareboat charter of such Vessel which is entered into with any subsidiary of the Borrower (so long as it remains a subsidiary of the Borrower), (2) any existing charterer of such Vessel (3) any person to whom, with prior written notice to the Security Trustee, such Vessel is time chartered for a period exceeding 12 months or (4) any person to whom such Vessel is time chartered for a period of 12 months or less;

     "Reference Banks" means the respective principal Singapore offices of United Overseas Bank Limited, Oversea-Chinese Banking Corporation Limited and The Development Bank of Singapore Ltd;

     "Requisition Compensation" means all moneys or other compensation payable by reason of requisition for title or other compulsory acquisition of any Vessel, otherwise than by requisition for hire;
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                                       6


     "Repayment Dates" means (1) the First Repayment Date, (2) each of the dates falling 6, 12, 18, 24, 30, 36, 42, 48, 54 and 60 months after the First Repayment Date and (3) the Final Repayment Date;

     "Safety Management Certificate" means a valid certificate issued by the Administration or organisation recognised by the Administration and referred to in paragraph 13.4 of the ISM Code;

     "Safety Management System" means a safety management system which has been developed and implemented in accordance with the ISM Code and which includes the functional requirements, duties and obligations required by the ISM Code;

     "Security Documents" means the Corporate Guarantee, the Assignment of Earnings (as and when perfected), the Deeds of Covenants, the Mortgages, the Trust Deed and any and every document from time to time executed to guarantee, secure or otherwise assure the performance of the obligations of the Borrower under or in connection with this Agreement;

     "Substitute Vessel" means a vessel, acceptable in all respects to the Security Trustee, which, with the agreement of the Security Trustee, is or shall have been substituted in place of any of the Vessels for the purposes of each of the Facility Agreement and the Security Documents;

     "Termination Event" means one of the events mentioned in Clause 15(A) or any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, and/or (as the case may be) the making of any determination by the Majority Lenders, provided for in Clause 15(A), would become a Termination Event;

     "Transfer Notice" means a transfer notice substantially in the form set out in Schedule 2, which is issued or, as the case may be, is to be issued pursuant to and in accordance with the provisions of this Agreement;

     "Transferable Loan Facility" means the transferable loan facility granted by the Lenders to the Borrower under Clause 2(A);

     "Trust Deed" means a trust deed between (1) the Borrower and (2) the Security Trustee substantially in the form of Appendix E (or in such other form as may be approved by the Security Trustee); and

     "US Dollar(s)" and "US$" mean the lawful currency of the United States of America; and

     "Vessels" means the vessels described in Schedule 1 and includes their respective engines, machinery, masts, spares, rigging, boats, anchors, chains, tackle, apparel, furniture. fittings, appliances, equipment, spare gear, replacement parts, fuel, consummable or other stores, belongings and all other appurtenances belonging to or appertaining to the Vessels (whether now owned or hereafter acquired and whether or not on board) and all additions, improvements and replacements thereto.

(B)  "SIBOR": For the purposes of this Agreement, "SIBOR" means:

     (a) in relation to the Loan, the arithmetic mean (rounded up, if necessary to the nearest 1/16 per cent.) of the respective rates, at which the Reference Banks are offering deposits, in US Dollars, in an amount comparable to the Loan to prime banks in the Singapore inter-bank market, as quoted by the Reference Banks to the Agent at or about 11 a.m. on the second Business Day before the first day of that Interest Period; and

     (b) in relation to an overdue sum with respect to its Interest Period the arithmetic mean (rounded up, if necessary to the nearest 1/16 per cent.) of the respective rates at which the Reference Banks are offering deposits, in US Dollars, for that Interest Period in an amount comparable to such overdue sum, to prime banks in the Singapore inter-bank market, as quoted by the Reference Banks to the Agent at or about 11 a.m. on the second Business Day before the first day of that Interest Period.


(C) Construction of Certain References: Except to the extent that the context requires otherwise, any reference in this Agreement to:-

     an "Act of Parliament" or any Section of, Schedule to or other provision of an Act of Parliament shall be construed, at any particular time, as including a reference to any modification, extension or re-enactment thereof then in force and all instruments, orders and regulations then in force and made under or deriving validity from the relevant Act or provision;

     an "agency" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, that state;

     this "Agreement" includes this Agreement as from time to time amended, modified or supplemented, and any document which amends, modifies or supplements this Agreement, in accordance with Clause 24(B);

     the "assets" of any person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

     "borrowed money" includes any indebtedness (1) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-leaseback, sale-and-repurchase and any form of "off-balance sheet" financing) or (2) for the deferred purchase price of assets or services (other than goods or services obtained on normal commercial terms in the ordinary course of trading);
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                                       8

     "consent" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

     a "directive" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any agency of any state or of any self-regulating organisation (but, if not having the force of law, only if compliance with the directive is in accordance with the general practice of persons to whom the directive is intended to apply);

     "disposal" includes any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, licence, reservation, waiver, compromise, release of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and "dispose" means to make a disposal, and "acquisition" and "acquire" shall be construed mutatis mutandis;

     a "guarantee" also includes an indemnity, and any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person (and "guaranteed" and "guarantor" shall be construed accordingly);

     "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

     a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and "lawful" and "unlawful" shall be construed accordingly);


     something having a "material adverse effect" on:

     (1) the Borrower is to it having a material adverse effect (a) on its financial condition or business and (b) on its ability to perform and comply with its obligations under any of the Financing Documents to which it is a party; and

     (2) the Corporate Guarantor is to it having a material adverse effect (a) on its consolidated financial condition or business and (b) on its ability to perform and comply with its obligations under the Corporate Guarantee;

     a "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next
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                                       9

     calendar month numerically corresponding as aforesaid, the last day of such calendar month (and "months" and "monthly" shall be construed accordingly);

     any "obligation" of any person under this Agreement or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or, as the case may be, that other agreement or document (and "due", "owing", "payable" and "receivable" shall be similarly construed);

     a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

     "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold-back" or "flawed asset" arrangement) (and "secured" shall be construed accordingly);

     any of the "Security Documents" includes that Security Document as from time to time amended, modified or supplemented, and any document which amends, modifies or supplements that Security Document;

     "subsidiary" has the meaning ascribed to it in Section 5 of the Companies Act, Chapter 50 of Singapore;

     "tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

     a "time of the day" is to US time unless otherwise stated; and

     the "winding-up" of a person also includes the amalgamation, reconstruction, reorganisation, administration, judicial management, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

(D) Miscellaneous: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa. The words "written" and in writing" include any means of visible reproduction. References to "Appendices", "Clauses" and "Schedules" are to be construed as references to the appendices to, clauses of, and schedules to, this Agreement. Any reference to a sub-Clause or a paragraph is to a sub-Clause or paragraph of the Clause in which such reference appears.
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                                       10

2.  THE FACILITY

(A) Transferable Loan Facility: The Lenders grant to the Borrower a transferable loan facility of US$127,500,000 pursuant to which the Lenders will advance the Loan to the Borrower, upon the terms and subject to the conditions of this Agreement.

(B) Purpose: The Borrower shall use the entire proceeds of the Loan to refinance existing loans secured by the Vessels, but none of the Agent, the Security Trustee nor any of the Lenders need check that it does so.

3.   CONDITIONS PRECEDENT

     The Borrower may not drawdown the Loan until the Agent has confirmed to it that the Agent or, as the case may be, the Security Trustee has received documents appearing to the Agent or, as the case may be, the Security Trustee to comply with the requirements of Schedule 3.

4.   DRAWDOWN

     Drawdown Conditions: Subject to the provisions of this Agreement, the Loan will be advanced in one lump sum, on the Advance Date, by the Lenders to the Borrower at its request if the following additional conditions are fulfilled:

     (1) not later than 10 a.m. on the third Business Day before the Advance Date (or, as case may be, such later time as may be acceptable to the Agent and the Lenders), the Agent has received from the Borrower a notice substantially in the form set out in Schedule 4, (completed as appropriate), specifying (i) the Advance Date (which must be a Business Day), (ii) the principal amount of the Loan (which must not exceed the lower of (aa) US$127,500,000 and (bb) the Fair Market Value of the Vessels (as reflected in the Appraisal)), (iii) the duration of the first Interest Period relating to the Loan, which must be in accordance with Clause 7(A) and (iv) details of the bank (which must be in New York City) and account to which the proceeds of the Loan are to be made available by the Agent;

     (2) none of the events mentioned in Clause 10 occurs in relation to the first Interest Period relating to the Loan (but without prejudice to the other provisions of Clause 10);

     (3) all representations and warranties in Clause 12 (except to any extent waived in accordance with Clause 24(B)) have been complied with and would be correct in all material respects if repeated on the Advance Date by reference to the circumstances then existing;

     (4) no Termination Event has occurred on or before the Advance Date, or will occur as a result of the advance of the Loan, other than any waived in accordance with Clause 24(B);

     (5) not later than 10 a.m. on the Advance Date, the Agent has received and found satisfactory such additional information, legal opinions
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                                       11

     and/or other documents relevant in the context of or relating to this Agreement and/or any of the Security Documents as it may reasonably request.

5.   REPAYMENT

(A) Repayment: Subject as otherwise provided in this Agreement, the Borrower shall repay the Loan in thirteen instalments, one instalment falling due on each Repayment Date, with the first instalment failing due on the First Repayment Date.

(B) Repayment Instalments: The Borrower shall, on each Repayment Date (other than the Final Repayment Date), repay the principal amount of US$3,324,000 and shall, on the Final Repayment Date, repay the outstanding balance of the Loan in full.

 6.  PREPAYMENT AND CANCELLATION

(A) Prepayment: (1) The Borrower may prepay the Loan, or any part of it which is US$1,000,000 or a whole multiple of that amount, without premium, prepayment fee or penalty, at any time if it gives to the Agent not less than 30 days' notice of the date and amount of the prepayment. Any such prepayment must be accompanied by accrued interest on the amount prepaid, Break Funding Costs (if any) and by any other sum then due under Clause 17(A) or any other provision of this Agreement.

(B) Cancellation: (1) The Borrower may cancel the Commitment, or any part of it which is US$ 1,000,000 or a whole multiple of that amount, at any time before the Advance Date by giving to the Agent not less than 30 days' notice of the date and amount of the cancellation. Any such partial cancellation shall reduce each Lender's Commitment rateably.

     (2) If the Borrower has not requested for the advance of the Loan on the Advance Date or if the Loan is not advanced on the Advance Date by reason of non-fulfilment of any of the conditions in Clause 4, the Commitment shall be deemed to have been cancelled by the Borrower on the Advance Date.

     (3) The Borrower may not cancel the whole or any part of the Commitment except as expressly provided in this Agreement.

7.   INTEREST

(A) Interest Periods: Interest shall be calculated and payable on the Loan by reference to successive Interest Periods. The first Interest Period relating to the Loan shall begin on the Advance Date and end on the First Repayment Date. Each subsequent Interest Period shall begin on the last day of the previous Interest Period. Each Interest Period shall be of one, three or six months' duration (or such other periods as the Lenders may agree) as selected by the Borrower in a notice received by the Agent not later than 10 a.m. on the second Business Day before the first day of that Interest Period, except as follows:-

     (a) if any Interest Period would otherwise extend beyond a Repayment Date, it shall instead end on that date, and the Borrower shall make its selection accordingly; and

     (b) subject to the above exception, any Interest Period for which no such selection notice is received by the Agent shall be of six months' duration.

(B) Normal Interest Rate: The rate of interest applicable to the Loan for all or any part of a particular Interest Period relating to the Loan shall be the rate per annum (as determined by the Agent) which is the sum of the Loan Margin and SIBOR (as determined by the Agent in the manner set out in Clause 1(B)) applicable to that Interest Period. Subject as otherwise provided in this Agreement, on the last day of each Interest Period relating to the Loan, the Borrower shall pay to the Agent the unpaid interest accrued during that Interest Period on the Loan at the rate applicable to that Interest Period.

8.   FEES

(A) Front-end Fee: (1) The Borrower shall pay to the Agent a front-end fee in the amount, at the time and in the manner stated in the Fee Letter from the Agent to the Borrower and countersigned by the Borrower.

     (2) On receipt of the front-and fee, the Agent shall pay to each Lender its share of the front-end fee in the amount agreed between the Agent and that Lender.

(B) Cancellation Fee: (1) In the event that, pursuant to Clause 6(B)(1), the Commitment is cancelled by the Borrower, the Borrower shall on the date on which the cancellation takes effect pay to the Agent for the account of the Lenders a cancellation fee in the amount and in the manner set out in the Fee Letter.

     (2) In the event that, pursuant to Clause 6(B)(2), the Commitment is deemed to have been cancelled by the Borrower on the Advance Date, the Borrower shall, on the Business Day next following the Advance Date, pay to the Agent a cancellation fee in the amount and in the manner set out in the Fee Letter.

     (3) On receipt of the cancellation fee, the Agent shall pay to each Lender which is, at the Advance Date, a party to this Agreement, its share of the cancellation fee in the amount agreed between the Agent and that Lender.

9.  TAXES

(A) Payments to be Free and Clear: All sums payable by the Borrower under this Agreement shall be paid (1) free of any restriction or condition, (2) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (3) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

(B) Grossing-up of Payments: If (1) the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, the Borrower under this Agreement, the Borrower shall pay such additional amount as is necessary to ensure that the Agent, the Security Trustee or, as the case may be, the Lender to which that sum is due receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

     (2) If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Agent, the Security Trustee or, as the case may be, any Lender under this Agreement (except for a payment by the Agent, the Security Trustee or a Lender of tax on its own overall net income), the Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Agent, the Security Trustee or any Lender, shall reimburse it on demand for the amount paid by it.

     (3) Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (2) to pay, the Borrower shall deliver to the Agent evidence satisfactory to the Agent, the Security Trustee or, as the case may be, the relevant Lender of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

     (4) As soon as the Borrower is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Agent.

(C) Goods and Services Tax: The Borrower shall also pay to the Agent, the Security Trustee and each Lender on demand, in addition to any amount payable by the Borrower under this Agreement or any of the Security Documents, any goods and services, value added or other similar tax payable in respect of that amount (and references in this Agreement to that amount shall be deemed to include any such taxes payable in addition to it).

10.  CHANGES IN CIRCUMSTANCES

(A) Illegality: If at any time any Lender reasonably determines that it is or will become unlawful or contrary to any directive of any agency of any state for any Lender to allow all or part of its share of the Commitment to remain outstanding, to make, fund or allow to remain outstanding all or part of its Outstandings and/or to carry out all or any of its other obligations under this Agreement then, upon that Lender notifying the Borrower:

     (1)  that Lender's share of the Commitment shall be cancelled; and

     (2) the Borrower shall prepay that Lender's share of the Loan without premium, prepayment fee or penalty on such date as that Lender shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to that Lender and any other sum then due to that Lender under Clause 17(A) or any other provision of this Agreement.

(B) Increased Costs: If the Agent or (as the case may be) any Lender determines that, as a result of (1) the introduction of or any change in, or in the interpretation or application of, any law (which shall for this purpose include any removal or modification of any exemption currently in force in favour of the Borrower) or (2) compliance by the Agent or that Lender with any directive of any agency of any state (including, without limitation, a directive which affects the manner in which that Lender allocates capital resources to its obligations under this Agreement):

     (a) the cost to that Lender of maintaining all or any part of its share of the Commitment and/or of making, maintaining or funding all or any part of its share of the Loan, or (as the case may be) its share of any overdue sum is increased; and/or

     (b) any sum received or receivable by the Agent or (as the case may be) that Lender under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

     (c) the Agent or (as the case may be) that Lender makes any payment (except on account of tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower shall indemnify the Agent or (as the case may be) that Lender against that increased cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of tax) and, accordingly, shall from time to time on demand (whenever made) pay to the Agent for its own account or (as the case may be) for the account of that Lender the amount certified by it to be necessary so to indemnify it. Under this sub-Clause (B), a Lender shall be entitled to claim indemnification not only for a cost, reduction, payment or forgone interest or other return directly attributable to this Agreement, its share of the Commitment, its Outstandings or its share of any overdue sum, but also for that proportion of any cost, reduction, payment or forgone interest or other return which that Lender determines to be fairly allocable to this Agreement, its share of the Commitment, its Outstandings or its share of any overdue sum in relation to any law or directive applicable to that Lender or affecting the conduct of that Lender's business or a type of business or the manner in which or the extent to which that Lender allocates capital resources.

(C) If any circumstances arise which result, or would on the giving of notice (or the like) result, in the Borrower having to make a payment to or for the account of the Agent (or as the case may be, any Lender) under sub-Clause (B), then without in any way limiting, reducing or otherwise qualifying any of the obligations of the Borrower under this Clause:

     (a) as soon as practicable after the Agent becomes aware of the relevant circumstances and their results, the Agent shall notify the Borrower; and

     (b) the Agent (or as the case may be, that Lender) in consultation with the Borrower shall take all such steps as the Agent (or the case may be, that Lender) determines are reasonably open to it to mitigate the effect of those circumstances (such as novating or assigning some or all of its rights or obligations under this Agreement to another person acceptable to the Borrower and willing to take that novation or assignment).

However, the Agent (or as the case may be, that Lender) shall not be obliged to take any such steps which would or might have an adverse effect on it.

(D)  Change in Market Conditions: (1) If, in relation to any Interest Period:


     (a) no, or only one, Reference Bank supplies a quotation as and when required by the definition of SIBOR in Clause 1 (B) hereof; or

     (b) the Agent is notified by Lenders to whom more than 50 per cent. of the Loan to which that Interest Period relates is (or, if made, would be) owing that (i) they are unable to obtain matching deposits in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the first day of that Interest Period in sufficient amounts to fund their respective shares of the Loan during that Interest Period or (ii) the arithmetic mean (rounded, if necessary, to the nearest 1/16 per cent.) of the quotations used for fixing the rate of interest applicable to the Loan does not reflect the cost to those Lenders of obtaining such deposits, the Agent shall promptly notify the Borrower and the Lenders.

     (2) The Agent (on behalf of and after consultation with the Lenders) shall then negotiate with the Borrower with a view to agreeing an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding the Loan. Any alternative basis agreed in writing by the Agent (on behalf of and with the consent of all the Lenders) and the Borrower within 25 days of the Agent's notification of the event in question shall take effect in accordance with its terms. If an alternative basis is not so agreed, each Lender's share of the Loan shall during that Interest Period bear interest at the rate per annum which is equal to the sum of the Loan Margin and the cost to it (expressed as a rate per annum) of funding its share of the Loan during that Interest Period by whatever means it determines to be appropriate. Each Lender shall certify that cost to the Borrower as soon as practicable after the end of that 25 day period (but in any event at least two Business Days before the end of that Interest Period).

     (3) The Borrower may, by giving notice to the Agent, immediately cancel all (but not part only) of that Lender's Commitment and/or prepay all (but not part only) of that Lender's Commitment, all without premium or penalty, and without affecting other Lender's Commitment, at any time during that Interest Period. Any such prepayment must be accompanied by accrued interest, Break Funding Costs (if any) and any other sum then due to that Lender under this Agreement.

(E) Change in Shareholding/Control: (1) If, at any time before the Borrower is listed on any stock exchange, the Corporate Guarantor ceases to be the single largest shareholder of the Borrower or to have management control of the Borrower, the Borrower shall (as soon as it is aware) forthwith notify the Agent. The Borrower shall, within 14 days of the date of the Borrower becoming aware of the same, prepay the Loan in full together with accrued interest on the amount prepaid, break funding costs (if any) and any other sum then due under Clause 17(A) or any other provision of this Agreement, provided that if the Borrower is able within such 14-day period to provide documentary evidence satisfactory to the Agent that the Borrower has obtained or is in the midst of obtaining alternative financing for the Loan, the Borrower shall have another 14 days from the end of the first 14-day period to make the aforesaid prepayment.

     (2) Following the listing of the Borrower on any stock exchange, the Borrower shall carry out quarterly checks to verify if the Corporate Guarantor has ceased to be the single largest shareholder of the Borrower or to have management control of the Borrower, and should it be so, the Borrower shall forthwith notify the Agent. The Borrower shall, within 14 days of the date of the Borrower becoming aware of the same, prepay the Loan in full together with accrued interest on the amount prepaid, break funding costs (if any) and any other sum then due under Clause 17(A) or any other provision of this Agreement, provided that if the Borrower is able within such 14-day period to provide documentary evidence satisfactory to the Agent that the Borrower has obtained or is in the midst of obtaining altemative financing for the Loan, the Borrower shall have another 14 days from the end of the first 14-day period to make the aforesaid prepayment.

(3) For the avoidance of doubt, nothing herein shall prohibit the Agent from requiring the Borrower to make the prepayment in the above sub-Clauses If the Agent finds out (other than being notified by the Borrower) that the Corporate Guarantor shall have ceased to be the single largest shareholder of the Borrower or to have management control of the Borrower provided that in this case, the first 14-day period shall start from the date on which the Agent notifies the Borrower of the Agent finding out as aforesaid. It is also agreed that "alternative financing" shall mean such new financing which the Borrower has to arrange to prepay the Loan, and shall not include such existing financing which is already available to the Borrower from other financial institutions at such relevant time and which the Borrower may draw upon without delay to prepay the Loan.

11.  PAYMENTS

(A) Manner of Payments: On the Advance Date, each Lender shall make its share of the Loan available to the Agent in US Dollars and on each date on which any sum is due from the Borrower to the Lenders, the Borrower shall make that sum available to the Agent, by payment in US Dollars and in immediately available and freely transferable funds, so as to be received before 11 a.m. to such account of the Agent with such bank in Singapore as the Agent shall have designated to it for that purpose.

(B) Disbursement to Borrower: The Agent shall make the amounts so received by it from the Lenders available to the Borrower by payment before close of business on the Advance Date in the same currency and funds as received by the Agent to such account with such bank in Singapore as the Borrower shall have specified in the notice requesting the advance of the Loan. If any Lender makes it share of the Loan available to the Agent later than required by sub-Clause (A), the Agent shall make that share available to the Borrower as soon as practicable.

(C) Order of Distribution: (1) If the amount received by the Agent from the Borrower on any date is less than the total sum remaining and/or becoming due under this Agreement on that date, the Agent shall apply that amount in or towards payment of the following sums in the following order:-

     (a)  first, any sum then due to the Agent in its capacity as such:

     (b) secondly, any sum then due to the Security Trustee in its capacity as such;

     (c) thirdly, in or towards payment pro rata of any sums (other than principal of or interest on the Loan) then due to the Lenders (or any of them) under this Agreement;

     (d) fourthly, in or towards payment pro rata of any interest then due on the Loan; and

     (e) fifthly, in or towards payment pro rata of any principal of the Loan then due.

Any such applications shall override any purported appropriation by any person.

(D) Refunding of Payments: The Agent shall not be obliged to (but may) make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:-

     (1) the person to which the Agent made that sum available shall on request refund it to the Agent; and

     (2) that person or (at the option of the Agent) the person by whom that sum should have been made available shall on request pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it.

(E) Non-Business Days: (1) If any Interest Payment Date or any Repayment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (2) Any payment to be made by the Borrower on a day which is not an Interest Payment Date or a Repayment Date and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day.

 12.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to and for the benefit of each other party to this Agreement as follows:-

     (1) Status: it is a company duly incorporated and validly existing under the laws of Bermuda and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct;

     (2) Powers: it has the power to enter into, exercise its rights and perform and comply with its obligations under the Financing Documents to which it is a party;

     (3) Authorisation and Consents: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under each of the Financing Documents to which it is a party, (b) to ensure that those obligations are valid, legally binding and enforceable, (c) to ensure that those obligations rank and will at all times rank in accordance with Clause 14(1) and
(d) to make each of the Financing Documents admissible in evidence in the courts of Singapore have been taken, fulfilled and done (save for the registration of each of the Security Documents (where necessary) at the Registrar of Companies in Bermuda and payment of stamp duties (if any) (which shall be effected by the Borrower within 30 days from the date of execution of such Security Documents));

(4) Non-Violation of Laws: its entry into, exercise of its rights and/or performance of or compliance with its obligations under each of the Financing Documents to which it is a party do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by,
     (a) any law to which it is subject or (b) any provision of its Memorandum of Association and Bye-Laws;

(5) Obligations Binding: its obligations under each of the Financing Documents to which it is a party are valid, binding and enforceable in accordance with their respective terms;

(6) Non-Violation of Other Agreements: its entry into, exercise of its rights and/or performance of or compliance with its obligations under each of the Financing Documents to which it is a party do not and will not (a) violate any agreement to which it is a party or which is binding on it or its assets or (b) oblige it to create any security over those assets;

(7) No Default: no Termination Event has occurred, or will occur as a result of the advance of the Loan, other than any waived in accordance with Clause 24(B), and it is not in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on it;

(8) Accounts: its audited accounts and consolidated accounts (if any) as at 31st December, 1999 and for the financial year then ended and as delivered to the Agent (with copies of the reports and approvals referred to in (a) below):

     (a) include such financial statements as are required by the laws of Bermuda and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in Singapore or internationally and consistently applied and in accordance with the laws of Bermuda and its Memorandum of Association and Bye-Laws;

     (b) together with those notes, give a true and fair view of its state of affairs and financial conditions and operations (or, in the case of consolidated accounts, the consolidated state of affairs and financial condition and operations of it and its subsidiaries) as at that date and for the financial year then ended; and

     (c) together with those notes and to the extent required by accounting principles, standards and practices generally accepted in Singapore or internationally, disclose or reserve against all liabilities (contingent or otherwise) of the relevant person(s) as at that date and all material unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on that date;

(9) No Material Adverse Change: there has been no material adverse change in its financial condition or operations since 31st December, 1999;

(10) Winding-up: no steps have been taken by it or its shareholders nor have any legal proceedings been started or threatened or outstanding for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them;

(11) Litigation: no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened to restrain the entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under any of the Financing Documents to which it is a party;

(12) Environmental Laws: all applicable Environmental Laws and Environmental Approvals relating to (a) the Vessels, and their respective operation and management and (b) the business of the Borrower (as now conducted and as reasonably anticipated to be conducted in the future), have been complied with;

(13) Environmental Claims: no Environmental Claim has been made or threatened against it or otherwise made or threatened in connection with any Vessel;

(14) Environmental Incident: no Environmental Incident in respect of an Environmental Claim has occurred; and

(15) No Misstatement: no information, exhibit or report furnished in writing by it to the Agent, the Security Trustee or the Lenders in connection with the negotiation of this Agreement or the Security Documents contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of this Agreement or the Security Documents or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Agent, the Security Trustee or the Lenders under this Agreement or the Security Documents; and

(16) Repetition: each of the above representations and warranties will be correct and complied with so long as any sum remains to be lent or remains payable under this Agreement or any of the Security Documents as if repeated then by reference to the then existing circumstances, except that each reference to the accounts in sub clauses (8) and (9) shall be construed as a reference to the then latest available annual accounts of the Borrower.

13.  INFORMATION

     The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement or any of the Security Documents:

     (1) Preparation of Accounts: it will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that Clause 12(8) will be complied with if applied to those accounts by Clause 12(16);

     (2) Audited Accounts: as soon as available and in any event within 180 days after the end of each of its financial years (beginning with the current one), it will deliver to the Agent enough copies for the Lenders of its annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for that financial year, together with copies of the related reports and approvals referred to in Clause 12(8)(a);

     (3) Semi-Annual Information: as soon as available and in any event within 120 days after the end of the first six months of each of its financial years (beginning with the current one), it will deliver to the Agent enough copies for the Lenders of its unaudited accounts (both consolidated and unconsolidated) as at the and of and for that six month period;

     (4) Information to Shareholders: at the same time as sent to its shareholders, it will deliver to the Agent enough copies for the Lenders of any circular, document or other written information sent to its shareholders as such;

     (5) Litigation: it will promptly deliver to the Agent for distribution to the Lenders details of any litigation, arbitration or administrative proceeding which, if to its knowledge had been current, pending or threatened at the date of this Agreement, would have rendered the representation and warranty in Clause 12(11) incorrect;

     (6) Notifications: it will give verbal notification to the Agent immediately upon the occurrence of any of the following events:

          (a) the giving of any notice to convene a general meeting of it for the passing of a resolution for its winding-up;

          (b) the filing of any application to place it under judicial management; or

          (c)  the filing of any petition for its winding-up,

          and will deliver to the Agent, written confirmation of the same within 24 hours of the giving of any such verbal notification;

     (7) Termination Events: it will notify the Agent of the occurrence of any Termination Event (and of any action taken or proposed to be taken to remedy it) promptly after becorning aware of it Promptly after any request made by the Agent from time to time, it will deliver to the Agent a certificate signed on its behalf by such person as may be acceptable to the Agent for that purpose confirming that, so far as it is aware and (if applicable) except as previously notified to the Agent or waived in accordance with Clause 24(B), no Termination Event has occurred or (as the case may be) setting out details of any which has occurred and has not been so notified and of which it is aware and of any action taken or proposed to be taken to remedy it;

     (8) Information on Shareholders: as soon as available and in any event within seven days after the end of each quarter of each of its financial years (beginning only with the quarter following its listing on any stock exchange), it will deliver to the Agent its written confirmation as to whether the Corporate Guarantor remains its single largest shareholder and retains management control of the Borrower; and

     (9) Other Information: it will promptly deliver to the Agent for distribution to the Lenders:-

          (a) such other information relating to the financial condition or business of it as the Agent (or any Lender through the Agent) may from time to time reasonably require; and

          (b) such information relating to or any of the Vessels as the Agent (or any Lender through the Agent) may from time to time reasonably require,

          unless such information constitutes information of a proprietary nature.

14.  UNDERTAKINGS

     The Borrower undertakes that, so long as any sum remains to be lent or remains payable under any of the Financing Documents:-

     (1) Ranking of Obligations: its payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured indebtedness except for such indebtedness as would, by virtue only of the law in force in Bermuda, be preferred in the event of its winding-up;

     (2) Disposals: it will not (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) all or substantially all of its assets nor of any part of its assets which, either alone or when aggregated with all other disposals required to be taken into account under this paragraph (2), is substantial in relation to its assets taken as a whole or the disposal of which (either alone or when so aggregated) could have a material adverse effect on it. The following disposals shall not be taken into account under this paragraph (2):-

          (a)  disposals in the ordinary course of its business;

          (b) disposals of obsolete assets or assets no longer required for the purpose of the Borrower's or relevant person's business;

          (c) any disposals of any assets pursuant to, and constituting an integral part of, financial transactions and/or off balance sheet transactions which in the reasonable opinion of the Borrower do not or should not have a material adverse effect on it; and

          (d) any disposal which the Majority Lenders shall have agreed shall not be taken into account;

     (3) Change of Business: it will ensure that there is no material change in the nature of its business taken as a whole (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise) provided that the exceptions (a) to (d) under paragraph (2) above shall equally apply hereto;

     (4) Memorandum of Association and Bye-Laws: it will not, without the prior consent in writing of the Agent (acting on the instructions of the Majority Lenders) amend or alter any of the provisions of its Memorandum of Association and Bye-Laws relating to its borrowing powers or principal objects;

     (5) Authorisation and Consents: it will maintain in full force and effect all such authorisations and consents as are referred to in Clause 12(3), take immediate steps to obtain any other authorisation or consent which may be necessary or advisable for the purposes specified in Clause 12(3), and comply and procure compliance with all terms, conditions and restrictions (if any) imposed in connection with any of such authorisations and consents and maintain or accomplish any filing or registration with any court or judicial, administrative or governmental agency or other authority which may be or become necessary or advisable for such purposes;

     (6) Insurances: it will, in relation to each of the Vessels, at all times effect and maintain, or cause to be effected and maintained, insurances against such risks and liabilities customary for each Vessel as shall comply with the provisions of the Deed of Covenants in relation to that Vessel;

     (7)  ISM Code: it will:-

          (a) maintain a Safety Management Certificate and a Document of Compliance in relation to each Vessel;

          (b) forthwith notify the Agent of any actual or threatened withdrawal of the Safety Management Certificate and/or Document of Compliance in relation to any Vessel;

          (c)  notify the Agent upon any change of the Designated Person;

          (d) notify the Agent of any "accident" or "major non-conformity" as defined in the Guidelines issued by the International Chamber of Shipping and International Shipping Federation on the application of the ISM Code, and of the steps being taken by it to remedy such situation; and

          (e) ensure that each Vessel remains at all times subject to a Safety Management System which complies with the ISM Code in all respects;

     (8) Legal Requirements: it will at all times procure that each ship manager will, at all times, comply with all legal requirements whether imposed by enactment, regulation, common law or otherwise and whether domestic or foreign, and have on board each Vessel as and when legally required valid certificates showing compliance therewith;

     (9) Special Consultant: Upon a Termination Event having occurred and is continuing, the Borrower will, forthwith upon any request by the Agent (acting on the instructions of the Majority Lenders), appoint a special consultant (who may be an accountant, lawyer, banker, engineer or any other person which the Agent (acting on the instructions of the Majority Lender) considers suitably qualified to be a special consultant) (the "Special Consultant") nominated by the Agent (acting on the instructions of the Majority Lenders). The Agent may at its absolute discretion immediately after such request make such appointment on the Borrower's behalf. The Special Consultant so appointed shall be the agent of the Borrower and the Borrower shall be solely responsible for his acts, defaults and remuneration. The Special Consultant shall have the following functions:-

          (a) to carry out an audit of the accounts of the Borrower and report the outcome of such audit to the Agent and the Lenders;

          (b) to verify and submit to the Agent and the Lenders a list of the Borrower's account receivables;

          (c) to verify and submit to the Agent and the Lenders a list of the Borrower's creditors; and

          (d) to render such advisory services with respect to the financial affairs of the Borrower as the Agent (acting on the instructions of the Majority Lenders) may specify in its request to the Borrower to appoint the Special Consultant; and

     (10) Further Assurance: it will from time to time on reasonable request by the Agent (or by any Lender through the Agent) do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Agent, the Security Trustee or any Lender may reasonably consider necessary for giving full effect to this Agreement and the Security Documents or securing to the Agent, the Security Trustee and the Lenders the full benefits of all rights, powers and remedies conferred upon the Agent, the Security Trustee and the Lenders in this Agreement and the Security Documents.

15.  TERMINATION EVENTS

(A)  Termination Events: The following are Termination Events:-


     (1) Non-Payment: any Obligor does not pay in the manner provided in any of the Financing Documents to which it is a party any sum payable under it within seven days when due provided that the 7-day remedy period shall not in any event apply to Clause 10(E);

     (2) Breach of Other Obligations: any Obligor does not perform or comply with any one or more of its obligations (other than the payment obligation of that Obligor referred to in paragraph (1)) under any of the Financing Documents to which it is a party unless such failure, being capable of remedy, remains unremedied for a period of 14 days from the date of such failure or such other period as may be expressly provided in any Financing Document;

     (3) Breach of Warranty: any representation, warranty or statement by any Obligor in any of the Financing Documents, to which it is a party or in any document delivered under any of the Financing Documents to which it is a party, is not complied with or is or proves to have been incorrect in any material respect when made or deemed repeated;

     (4) Cross Default: any other indebtedness of any Obligor or any of its subsidiaries in respect of borrowed money is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due nor within any applicable grace period in any agreement relating to that indebtedness or, as a result of any actual or potential default, event of default or the like (however described) any facility relating to any such indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any person otherwise entitled to use any such facility is not so entitled. However, no Termination Event will occur under this paragraph (4) in relation to any Obligor or any of its subsidiaries unless and until the aggregate amount of the indebtedness in respect of which one or more of the events mentioned above in relation to any Obligor or any of its subsidiaries has/have occurred exceeds US$1,000,000 (in the case of the Borrower) or US$5,000,000 (in the case of the Corporate Guarantor) or its equivalent in either case (as reasonably determined by the Agent);

     (5) Insolvency: any Obligor or any of its subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts as and when they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all or a material part of (or of a particular type of) its indebtedness (or of any part which it will or might otherthise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the indebtedness of any Obligor or any of its subsidiaries provided that if an event mentioned in this paragraph (5) occurs in relation to a subsidiary of any Obligor (unless that subsidiary is the Borrower itself) such event shall not be a Termination Event unless and until such event has a material adverse effect on that Obligor;

     (6) Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of any Obligor or any of its subsidiaries and is not discharged or stayed within 10 days;

     (7) Security Enforceable: any security on or over any material part of the assets of any Obligor becomes enforceable (and for the purposes of this paragraph (7), if the book value (as reflected in its latest audited accounts) of such Obligor's assets is, either alone or when aggregated with all other assets required to be taken into account under this paragraph (7), exceeds US$2,500,000, such part of its assets shall be deemed to be a material part of its assets);

     (8) Winding-up: any step is taken by any person with a view to the winding-up of any Obligor or any of its subsidiaries (except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Majority Lenders before that step is taken) or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of any Obligor or any of its subsidiaries or over any part of the assets of any Obligor or any of its subsidiaries;

     (9) Cessation of Business: any Obligor ceases or threatens to cease to carry on all or a substantial part of its business;

     (10) Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or any material part of the assets of any Obligor and (only in the case of a compulsory acquisition) the insurance moneys or compensation for such compulsory acquisition are not received by such Obligor or (in the case of the Borrower) by the Security Trustee as its assignee within a period of 60 days, provided that the Security Trustee may at its absolute discretion extend such period;

     (11) Authorisation and Consents: any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 12(3) is not taken, fulfilled or done, or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with (unless that consent or condition is no longer required or applicable);

     (12) Illegality: it is or will become unlawful for any Obligor to perform or comply with any one or more of its obligations under any of the Financing Documents to which it is a party;

     (13) Cessation: any of the Financing Documents ceases for any reason (or is claimed by the relevant Obligor not) to be the legal and valid obligations of the Obligor party to that Financing Document, binding upon it in accordance with its terms;

     (14) Security Documents: any of the Security Documents or any security created or contemplated by any of the Security Documents ceases for any reason to apply to the money secured thereby or is otherwise in jeopardy;

     (15) Analogous Event: any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in paragraph (5), (6), (8) or (10);

     (16) Environmental Laws: the Borrower fails to comply with any Environmental Law or any Environmental Approval or any Vessel is involved in any incident which gives rise or may give rise to an Environmental Claim, if, in any such case, such non-compliance or incident or the consequences thereof would have a material adverse effect on the Borrower, or the security constituted by the Security Documents;

     (17) Attempted Sale of Vessels: the Borrower undertakes to sell, pledge, mortgage, transfer or otherwise encumber any Vessel save as provided in any of the Financing Documents;

     (18) Arrest of Vessels: any Vessel is arrested, seized or taken possession of by any court or tribunal of law, corporate body or individual and shall not be freed from arrest within 30 days of such arrest or seizure or within such other period as the Security Trustee may reasonably agree, provided that such 30 days grace shall apply only if the Borrower is acting in good faith to obtain the release of that Vessel or if any Vessel shall in the opinion of the Security Trustee be in jeopardy, or if any execution, attachment or other final process of any court or authority be sued out against any Vessel or its Earnings or Insurances;

     (19) Failure to Effect Insurances: the Borrower or any Permitted Charterer fails to procure and/or maintain the Insurances or knowingly violates or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required under any of the Financing Agreements;

     (20) ISM Code: there is any actual or threatened withdrawal of any of the certificates or documents referred to in Clause 14(7) or there is any "accident" or "major non-conformity" as defined in the Guidelines issued by the International Chamber of Shipping and the International Shipping Federation on the application of the ISM Code which would have a material adverse effect on the Borrower; and

     (21) Material Adverse Change: any event occurs or circumstances arise which the Majority Lenders reasonably determine give(s) reasonable grounds for believing that any Obligor may not (or may be unable to) perform or comply with any one or more of its obligations under any of the Financing Documents to which it is a party.

(B) Cancellation/Acceleration: If at any time and for any reason (and whether within or beyond the control of any party to this Agreement) any Termination Event has occurred and is continuing then at any time thereafter, the Agent may and, if so instructed by the Majority Lenders, shall by notice to the Borrower declare:

     (1) the Commitments to be cancelled, whereupon they shall be so cancelled; and/or

     (2) the Loan, all unpaid accrued interest or fees and any other sums then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable.


16.  OVERDUE INTEREST

(A) Interest on Overdue Sums: If the Borrower does not pay any sum payable under this Agreement (including, without limitation, any sum payable under this Clause) when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Agent (both before and after judgment) in accordance with this Clause. For the purpose of this Clause, if any payment is received by the Agent on the due date, but after the time required by Clause 11 (A) and too late to be made available by the Agent on that due date to the person(s) entitled to it under Clause 11 (A), that payment shall be deemed to be received an the next Business Day.

(B) Overdue Interest Periods and Rates: Interest on an overdue sum shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month or such other period as the Agent may from time to time select and the rate of interest payable on each person's share of that sum for all or any part of that Interest Period shall be the sum of the Overdue Margin and the cost to that person (as certified by it and expressed as a rate per annum) of funding its share of that overdue sum during that Interest Period (including, without limitation, the cost to that person occasioned by or attributable to complying with reserves, liquidity, deposit or other requirements imposed on that person by any relevant authority or authorities) by whatever means it determines to be appropriate.

Any Interest Period which would otherwise end on a non-Business Day shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(C) Notification of Overdue Interest Rates: The Agent shall promptly notify the Borrower and each of the Lenders of each rate of interest. determined in accordance with sub-Clause (B), applicable to the relevant Lender's share of the overdue sum during the Interest Period to which it relates.

(D) Payment and Compounding of Overdue Interest: (1) On the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued during that Interest Period on the overdue sum to which it relates at the rate(s) applicable for that Interest Period.

     (2) Interest accrued under this Clause on an overdue sum shall be due on demand by the Agent but, if not previously demanded, shall be paid when due in accordance with paragraph (1). If not paid when due, such interest shall be added to that overdue sum and itself bear interest accordingly.

17.  INDEMNITIES

(A) Miscellaneous Indemnities: The Borrower shall on demand indemnify each of the Agent and the Lenders against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:

     (1) the Loan not being advanced by reason of non-fulfilment of any of the conditions in Clause 4 or the Borrower purporting to revoke the notice requesting the advance of the Loan;

     (2)  the occurrence or continuance of any Termination Event; or

     (3) the receipt or recovery by any party (or the Agent on its behalf) of all or any part of its share of the Loan or an overdue sum otherwise than on the last day of an Interest Period relating to the Loan or, as the case may be, that overdue sum.

(B) Broken Funding Costs: In the case of sub-Clauses (A)(1) and (A)(3) above, the amount payable shall in any event include the amount (if any) by which:


     (1) the amount of interest which the relevant person is able to obtain by placing an amount equal to its share of the Loan or that overdue sum on deposit in the Singapore inter-bank market, for the remainder of the relevant Interest Period, as soon as reasonably practicable after it becomes aware that the Loan is not being advanced or (as the case may be) of the relevant receipt or recovery, is less than:

     (2) the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to that person on its share of the Loan for its first Interest Period or (as the case may be) on the relevant amount so received or recovered for the remainder of the relevant Interest Period.

(C) Currency Indemnity: (1) US Dollars is the sole currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

     (2) Any amount received or recovered in a currency other than US Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) by the Agent, the Security Trustee or any Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the amount in US Dollars which the recipient is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

     (3) If that amount in US Dollars is less than the amount in US Dollars expressed to be due to the recipient under this Agreement, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the recipient against the cost of making any such purchase. For the purpose of this sub-Clause (C), it will be sufficient for the recipient to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(D) Indemnities Separate: Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, the Security Trustee and/or any Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

18.  THE AGENT

(A) Appointment of Agent: Each Lender irrevocably appoints the Agent to act as its agent for the purpose of this Agreement and authorises the Agent to take such action and exercise such rights, powers and discretions as are specifically delegated to the Agent by this

Agreement and such other action, rights, powers and discretions as are reasonably incidental. However, the Agent may not begin any legal action or proceeding in the name of a Lender without its consent. The relationship between the Agent and the Lenders is of agent and principal only. The Agent shall not be a trustee for any Lender, nor an agent or trustee for the Borrower or any other Obligor, under or in relation to this Agreement.

(B) Agent's Duties: The Agent shall:


     (1) promptly send to each Lender details of each communication received by it from the Borrower under this Agreement, except that details of any communication relating to a particular Lender shall be sent to that Lender only;

     (2) promptly send to each Lender a copy of any legal opinion delivered under this Agreement and of any document or information received by it under Clause 4 or Clause 13;

     (3) subject to the other provisions of this Clause, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement, and

     (4) have only those duties, obligations and responsibilities expressly specified in this Agreement.

(C)  Agent's Rights: The Agent may:

     (1) perform any of its duties, obligations and responsibilities under this Agreement by or through its personnel or agents;

     (2) refrain from exercising any right, power or discretion vested in it under this Agreement until it has received instructions from the Majority Lenders as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with such instructions;

     (3) treat (a) the Lender which makes available any share of the Loan as the person entitled to repayment of that share unless all or part of it has been transferred (or the Agent has received a notice of the assignment of all or part of it) in accordance with Clause 23(C) and
          (b) the office set out under a Lender's name at the end of this Agreement (or, as the case may be, set out in the relevant Transfer Notice or notice of assignment) as its Lending Office unless the Agent has received from that Lender a notice of change of Lending Office in accordance with Clause 23(D), and may act on any such transfer or notice until it is superseded by a further transfer or notice;

     (4) refrain from doing anything which would or might in its opinion be contrary to any law or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

     (5) assume that no Termination Event has occurred unless an officer of the Agent, while active on the account of any Obligor, acquires actual knowledge to the contrary;

     (6) refrain from taking any step (or further step) to protect or enforce the rights of any person under this Agreement until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

     (7) rely on any communication, certificate, legal opinion or other document believed by it to be genuine and assume that any person notified to it by an Obligor as duly authorised to take any action contemplated by this Agreement remains so authorised until it has received notice to the contrary from that Obligor;

     (8) rely as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor on a statement by or on behalf of that Obligor;

     (9) obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

     (10) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

     (11) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to this Agreement or any subsidiary or any associated company of any such party (and, in each case, may do so without liability to account).


(D) Exoneration of Agent: Neither the Agent nor any of its personnel or agents shall be:

     (1) responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in any of the Financing Documents or any notice or other document delivered under or in connection with any of the Financing Documents;


     (2) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence (except the Agent with respect to its own execution of any document or agreement) of any of the Financing Documents or any such notice or other document;

     (3) obliged to enquire as to the occurrence or continuation of a Termination Event; or

     (4) liable for anything done or not done by it or any of them under or in connection with this Agreement save in the case of its or their own negligence or wilful misconduct.

(E) Agent as Lender: The Agent shall have the same rights and powers with respect to its Commitment (if any) and its Outstandings (if any) as any other Lender and may exercise those rights and powers as if it were not also acting as Agent.

(F) Non-Reliance on Agent: Each Lender confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, prospects, creditworthiness, status and affairs of the Obligors and their respective subsidiaries and has not relied, and will not at any time rely, on the Agent and/or any other Lender:

     (1) to provide it with any information relating to the business, operations, financial condition, prospects, creditworthiness, status or affairs of any Obligor or any other person, whether coming into its possession before or after the advance of the Loan (except, in the case of the Agent, as stated in sub-Clause (B)); or

     (2) to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of any Obligor or any other person under or in connection with any of the Financing Documents (whether or not such information has been or is at any time circulated to it by the Agent); or

     (3) to assess or keep under review the business, operations, financial condition, prospects, creditworthiness, status or affairs of any Obligor or any other person.

(G) Indemnity to Agent: To the extent that the Borrower does not do so on demand or is not obliged to do so, each Lender shall on demand indemnify the Agent in the proportion borne by its Outstandings to the total Outstandings of all the Lenders at the relevant time (or, if there are then no Outstandings, in the proportion borne by its Commitment to the total Commitments of all the Lenders) against any cost, expense or liability mentioned in Clause 21 or sustained or incurred by the Agent in complying with any instructions from the Majority Lenders or otherwise sustained or incurred by it in connection with this Agreement or its duties, obligations and responsibilities under this Agreement, except to the extent that they are sustained or incurred as a result of the negligence or wilful misconduct of the Agent or any of its personnel or agents.

(H) Resignation of Agent: Notwithstanding the irrevocable appointments in sub-Clause (A), the Agent may resign at any time (after consultation with the Borrower) if it gives at least 30 days' notice to the Borrower and the Lenders. However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this sub-Clause (H). The Majority Lenders may appoint a successor to the resigning Agent but, if the successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation the resigning Agent may appoint a successor Agent, which must be a reputable and experienced bank or financial institution with an office in Singapore. Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Agent. Upon the successor accepting its appointment, the resigning Agent shall be automatically discharged from any further obligation under this Agreement (in its capacity as Agent) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been the original Agent party to this Agreement. After any resigning Agent's resignation under this Agreement as Agent, the provisions of this Clause shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while acting as the Agent. The resigning Agent shall provide its successor with (or with copies of) such records as its successor requires to carry out its duties under this Agreement.


(I) Transfer Notice: The Borrower (subject to the Agent's obligation to consult with the Borrower as provided in sub clause (H) above), the Security Trustee and each Lender (except for a Lender and the Loan Transferee seeking the relevant transfer in accordance with Clause 23(C)) irrevocably authorises the Agent to sign each Transfer Notice on their behalf.

19.  THE SECURITY TRUSTEE

(A) Appointment of Security Trustee: Each Lender acknowledges that the Security Trustee will act as its trustee in connection with the Security Documents pursuant to the Trust Deed.

(B) Rights of Security Trustee: The Security Trustee may:

     (1) perform any of its duties, obligations and responsibilities under the Security Documents by or through its personnel or agents;

     (2) refrain from exercising any right, power or discretion vested in it under the Security Documents until it has received instructions from the Majority Lenders as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with such instructions;

     (3) treat (a) the Lender which makes available any share of the Loan as the person entitled to payment of that share until it has been notified by the Agent that all or any part of it has been transferred (or that the Agent has received a notice of the assignment of all or part of it) in accordance with Clause 23(C) and (b) the office set out under a Lender's name at the end of this Agreement (or, as the case may be, set out in the relevant Transfer Notice or notice of assignment) as its Lending Office unless it has been notified by the Agent that the Agent has received from the Lender, a notice of change of Lending Office in accordance with Clause 23(D);

     (4) retrain from doing anything which would or might in its opinion be contrary to any law or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

     (5) assume that no Termination Event has occurred unless an officer of the Security Trustee, while active on the account of any Obligor, acquires actual knowledge to the contrary;

     (6) refrain from taking any step (or further step) to protect or enforce the rights of any person under the Security Documents until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

     (7) rely on any communication, certificate, legal opinion or other document believed by it to be genuine and assume that any parson notified to it by an Obligor as duly authorised to take any action contemplated by any of the Security Documents remains so authorised until it has received notice to the contrary from that Obligor;

     (8) rely as to any matter of fact which might reasonably be expected to be within the knowledge of an Obligor on a statement by or on behalf of that Obligor;

     (9) obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

     (10) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

     (11) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party to this Agreement or the Security Documents or any subsidiary or any associated company of any such party (and, in each case, may do so without liability to account).

(C) Exoneration of Security Trustee: Neither the Security Trustee nor any of its personnel or agents shall be

     (1) responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in any of the Security Documents or any notice or other document delivered under or in connection with any of the Security Documents;

     (2) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence (except the Security Trustee with respect to its own execution of any document or agreement) of any of the Security Documents or any such notice or other document;

     (3) obliged to enquire as to the occurrence or continuation of a Termination Event; or

     (4) liable for anything done or not done by it or any of them under or in connection with any of the Security Documents save in the case of its or their own negligence or wilful misconduct.

(D) Security Trustee as Lender: The Security Trustee shall have the same rights and powers with respect to its Commitments (if any) and its Outstandings (if any) as any other Lender and may exercise those rights and powers as if it were not also acting as Security Trustee.

(E) Non-Reliance on Security Trustee: Each Lender confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, prospects, creditworthiness, status and affairs of the Obligors and their respective subsidiaries and has not relied, and will not at any time rely, on the Security Trustee:

     (1) to provide it with any information relating to the business, operations, financial condition, prospects, creditworthiness, status or affairs of any Obligor or any other person, whether coming into its possession before or after the advance of the Loan; or

     (2) to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of any Obligor or any other person under or in connection with the Security Documents (whether or not such information has been or is at any time circulated to it by the Security Trustee); or

     (3) to assess or keep under review the business, operations, financial condition, prospects, creditworthiness, status or affairs of any Obligor.

(F) Indemnity to Security Trustee: To the extent that the Borrower does not do so on demand or is not obliged to do so, each Lender shall on demand indemnify the Security Trustee in the proportion borne by its Outstandings to the total Outstandings of all the Lenders at the relevant time (or, it there are then no Outstandings, in the proportion borne by its Commitment to the total Commitments of all the Lenders) against any cost, expense or liability mentioned in Clause 21 or sustained or incurred by the Security Trustee in complying with any instructions from the Majority Lenders or otherwise sustained or incurred by it in connection with any of the Security Documents or its duties, obligations and responsibilities under any of the Security Documents, except to the extent that they are sustained or incurred as a result of the negligence or wilful misconduct of the Security Trustee or any of its personnel or agents.

(G) Retiring Security Trustee: If a successor to the Security Trustee is appointed under the provisions of the Trust Deed, the retiring Security Trustee shall remain entitled to the benefit of the provisions of this Clause.

20.  SET-OFF AND PRO RATA SHARING

(A) Set-Off: The Borrower authorises the Agent and/or any Lender to apply (without prior notice), upon a Termination Event having occurred which is continuing, any credit balance (whether or not then due) to which it is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability of, any office of that party in or towards satisfaction of any sum then due from it to that party under this Agreement and unpaid and, for that purpose, to convert one currency into another (but so that nothing in this sub-Clause (A) shall be effective to create a charge). No party shall be obliged to exercise any of its rights under this sub-Clause (A), which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(B) Pro Rata Sharing: If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Lender in respect of the total sum which has become due to it from the Borrower under this Agreement before that time exceeds the proportion received or recovered by the Lender(s) receiving or recovering the smallest proportion (if any), then:

     (1) within two Business Days after receiving a request from the Agent, that Lender shall pay to the Agent an amount equal to the excess;

     (2) the Agent shall distribute that payment as if it were paid by the Borrower; and

     (3) as between the Borrower and the Lenders, that excess amount shall be treated as having been paid to the Lenders to which (and in the proportions in which) it is distributed under paragraph (2) above, rather than as having been paid to that Lender.

Within two Business Days after any Lender receives or recovers any such sum otherwise than by payment through the Agent, that Lender shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Lender has to be refunded by it (with or without interest), each Lender to whom any part of that amount has been distributed shall (within two Business Days after receiving a request from that Lender) in turn pay to that Lender its proportionate share of the amount to be refunded and of any interest required to be paid by that Lender on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to that Lender.

Any amount received or recovered by a Lender under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this sub-Clause (B). Furthermore, a Lender shall not be obliged to share any amount which it has received or recovered as a result of taking legal proceedings with any other Lender which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

This sub-Clause (B) shall apply, with any necessary modifications to any amount set-off under sub-Clause (A) by any party to this Agreement in respect of any sum due to any other party under this Agreement.

21.  EXPENSES AND STAMP DUTY

     Expenses and Stamp Duty: Whether or not the Loan is advanced under this Agreement, the Borrower shall pay:

     (1) on demand, all costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Agent and/or the Security Trustee in connection with the preparation, negotiation and entry into of the Financing Documents and/or any amendment of, supplement to or waiver in respect of any of the Financing Documents;

     (2) on demand, all costs and expenses (including legal fees on a full indemnity basis and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Agent, the Security Trustee or any Lender in protecting or enforcing any rights under any of the Financing Documents and/or any such amendment, supplement or waiver; and

     (3) promptly, and in any event before any penalty becomes payable, any goods and services, value added, stamp, documentary, registration or similar duty or tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of any of the Financing Documents and/or any such amendment, supplement or waiver, and shall indemnify the Agent, the Security Trustee and the Lenders against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.

22.  CALCULATIONS AND EVIDENCE

(A) Basis of Calculation: All interest (including overdue interest) shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

(B) Accounts: The entries made in the accounts maintained by the Agent and each Lender in accordance with their usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them save for manifest error.

(C) Certificates Conclusive: A certificate by the Agent, the Security Trustee or any Lender as to any sum payable to it under this Agreement, and any other certificate, determination, notification, opinion or the like of the Agent, the Security Trustee, any Lender or the Majority Lenders provided for in this Agreement shall be conclusive, save for manifest error.

23.  ASSIGNMENT AND TRANSFER

(A) Benefit and Burden of Agreement: This Agreement shall benefit and be binding on the parties, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Any reference in this Agreement to any party shall be construed accordingly.

(B) Borrower: The Borrower may not assign or transfer all or any part of its rights or obligations under this Agreement.

(C) Lenders: (1) Any Lender may at any time transfer by way of novation all or part of its share of the Loan or the Commitment to any bank, financial institution or any other person without the consent of the Borrower or any other person, provided that in the case of any such transfer (including any change in Lending Office pursuant to sub-Clause (D) below), circumstances exist which would oblige any Obligor to suffer any increase in costs or to pay to such transferee or any other person any sum in excess of the sum (if any) which it would have been obliged to pay to such Lender under any Financing Documents in the absence of that transfer (including, but not limited to, any withholding tax), such Obligor shall not be obliged to pay that excess notwithstanding anything to the contrary in any Financing Document. Any such transfer shall be made by delivering to the Agent (with a copy thereof to be delivered to the Borrower as soon as is practicable) a duly completed and executed Transfer Notice. On receipt of such a notice, the Agent shall countersign it for and on behalf of itself and the other parties to this Agreement and subject to the terms of that Transfer Notice:


     (a) to the extent that in that Transfer Notice the relevant Lender seeks to transfer its share of the Loan or the Commitment, the Borrower and that Lender shall each be released from further obligations to each other and their respective rights against each other shall be cancelled (such rights and obligations being referred to as "discharged rights and obligations");

     (b) the Borrower and the relevant Loan Transferee shall each assume new obligations towards each other and/or acquire new rights against each other which differ from the discharged rights and obligations only insofar as the Borrower and that Loan Transferee have assumed and acquired the same in place of the Borrower and that Lender; and

     (c) that Loan Transferee and the other parties to this Agreement (other than the Borrower) shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Loan Transferee been an original party to this Agreement as a Lender with the rights and/or obligations acquired or assumed by it as a result of that transfer (and, to that extent, the original Lender and those other parties shall each be released from further obligations to each other).

The Agent shall, within seven days after such transfer is effected, notify the Borrower of such transfer.

      (2) Any Lender may at any time assign all or part of its rights under this Agreement without the consent of the Borrower or any other person. Any such assignee shall be and be treated as a party for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights assigned to it at no additional cost to the Borrower.

(D) Lending Office: The initial Lending Office of each Lender is set out under its name at the end of this Agreement. Each Lender may at any time change its Lending Office in relation to all or a specified part of its share of the Commitment and/or its Outstandings by notifying the Borrower of the fax number, telex number and address of its new Lending Office.

(E) Disclosure of Information: Each of the Agent, the Security Trustee and the Lenders may disclose on a confidential basis to any other party to this Agreement or to any other Obligor or to an actual or potential Loan Transferee or an actual or potential assignee, sub-Lender or the like such information about the Borrower or any other person as it may think fit.

24.  REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

(A) No Implied Waivers: No failure on the part of the Agent, the Security Trustee or any Lender to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

(B) Amendments, Waivers and Consents: Any provision of this Agreement may be amended or supplemented only if the Borrower and the Majority Lenders so agree in writing and any Termination Event or breach of any provision of this Agreement may be waived before or after it occurs only if the Majority Lenders so agree in writing but:

     (1) an amendment, supplement or waiver which changes or relates to (a) the amount of any of the Commitments, (b) any Repayment Date, (c) the amount or currency of the Loan, (d) the amount of any repayment instalment, (e) the length of Interest Periods in relation to the Loan, (f) the rate or dates of payment of interest, (g) the definition of "Majority Lenders", or (h) this sub-Clause (B), shall require the agreement of all the Lenders and (in the case of an amendment) the Borrower also; and

     (2) an amendment, supplement or waiver which changes or relates to the rights and/or obligations of the Agent or the Security Trustee shall require its agreement also.


Any consent by the Agent, the Security Trustee, any Lender or the Majority Lenders under any provision of this Agreement must also be in writing. Any such waiver or consent may be given subject to any conditions thought fit by the person giving it and shall be effective only in the instance and for the purpose for which it is given.

(C) Vessel Substitution: The Borrower may, subject to the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), substitute any Vessel with a Substitute Vessel as security for its outstanding indebtedness to the Agent hereunder. Such Substitute Vessel shall be of a type similar to the replaced Vessel and its market value, as appraised by the Appraiser at the cost of the Borrower, shall not be less than such percentage of the Loan then outstanding and applicable to such replaced Vessel. The

Borrower shall promptly execute all such documents and take such further action as the Agent may reasonably request to effect such substitution of security.

25.  COMMUNICATIONS

(A) Addresses: Each communication under this Agreement shall be made by fax, telex or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the fax number, telex number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Agent (or, in the case of the Agent, by it to each other party) for the purpose of this Agreement. The initial fax number, telex number, address and person (if any) so designated by each party are set out under its name at the end of this Agreement. Any communication or document from or to the Borrower under this Agreement shall be sent to, by or through the Agent. Any communications under this Agreement shall become effective and irrevocable when delivered by hand or received by mail, telex or facsimile transmission.

(B) Service of Process: (1) The Borrower irrevocably appoints Neptune Orient Lines Limited (now of 456, Alexandra Road, #06-00, NOL Building, Singapore 119962) to receive, for it and an its behalf, service of process in any proceedings in Singapore. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by the Borrower). If for any reason the process agent ceases to be able to act as such or no longer has an address in Singapore, the Borrower irrevocably agrees to appoint a substitute process agent acceptable to the Security Trustee, and to deliver to the Security Trustee a copy of the new agent's acceptance of that appointment, within 14 days.

     (2) Nothing shall affect the right to serve process in any other manner permitted by law.

26.  PARTIAL INVALIDITY

     The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

27.  NATURE OF-RIGHTS AND OBLIGATIONS

(A) Liability Several: The liability of the Lenders is several. No party to this Agreement shall be responsible for the obligations of any other party. The failure of a Lender to perform its obligations shall not release any other party from its obligations.

(B) Rights Several: The rights of the Lenders are also several. The amount at any time owing by the Borrower to any party under this Agreement shall be a separate and independent debt from the amount owing to any other party. Each party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for the Agent, the Security Trustee or any Lender to be joined as an additional party in any proceedings for this purpose.

(C) Continuation of Certain Obligations: The obligations of any party under or in respect of Clauses 9, 10(B), 16, 17, 18(G), 19(F), 20 and 21 shall continue even after all the Commitments have terminated and the entire Loan has been repaid.

28.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

                                   SCHEDULE 1


                                   THE VESSELS



1.      Name:                             "EAGLE CARINA"
        Official No.:                     385244
        Year and Port of Registry:        2000, Singapore
        GRT:                              52,504 tons
        NRT:                              28,208 tons
        Length:                           236.58 metres
        Breadth:                          42.00 metres
        Depth:                            19.50 metres

2.      Name:                             "EAGLE CENTAURUS"
        Official No.:                     385243
        Year and Port of Registry:        2000, Singapore
        GRT:                              52,504 tons
        NRT:                              28,208 tons
        Length:                           236.58 metres
        Breadth:                          42.00 metres
        Depth:                            19.50 metres

3.      Name:                             "EAGLE BEAUMONT"
        Official No.:                     387315
        Year and Port of Registry:        2000, Singapore
        GRT:                              57,456 tons
        NRT:                              28,190 tons
        Length:                           244.22 metres
        Breadth:                          44.20 metres
        Depth:                            19.20 metres


4.      Name:                             "EAGLE BIRMINGHAM*
        Official No.:                     387430
        Year and Port of Registry:        2000, Singapore
        GRT:                              57,456 tons
        NRT:                              28,190 tons
        Length:                           244.22 metres
        Breadth:                          44.20 metres
        Depth:                            19.20 metres

                                   SCHEDULE 2

                             FORM OF TRANSFER NOTICE



To: The Development Bank of Singapore Ltd

Attention: [name and title of relevant person]



                       AMERICAN EAGLE TANKERS INC. LIMITED
               US$127,500,000 Transferable Loan Facility Agreement
                                dated   , 2001



1. This Transfer Notice relates to the above Transferable Loan Facility Agreement (the "Facility Agreement"). Terms defined in the Facility Agreement have the same meaning in this Transfer Notice.

2. The undersigned Existing Lender confirms that, to the extent details appear below under the heading "Rights and/or Obligations to be Transferred", those details accurately summarise the rights and/or obligations which are to be transferred and which are, upon delivery of this Transfer Notice to the Agent (but subject to paragraph (3) below), cancelled and discharged in accordance with Clause 23(C) of the Facility Agreement.

3. The undersigned Loan Transferee agrees that it assumes and acquires new rights and/or obligations in accordance with Clause 23(C) of the Facility Agreement on and with effect from [ ], 20[ ], subject only to the Agent having received tested telex confirmation from [ ] that the sum of [ ] has been credited to the Existing Lender's account with [ ] for value on that date.

4. The undersigned Loan Transferee:

     (1) confirms that, until further notice, its Lending Office and details for communications are as set out below;

     (2) agrees to perform and comply with the obligations expressed to be imposed on it by Clause 23(C) of the Facility Agreement as a result of this Transfer Notice taking effect; and

     (3) if not already a Lender, appoints the Agent to act as its agent as provided in the Facility Agreement and acknowledges that the Security Trustee will act as its trustee in connection with the Security Documents pursuant to the Trust Deed, and agrees to be bound by the Facility Agreement (including, but not limited to, Clauses 18 and 19 and particularly, but not limited to, Clauses 18(D), (F) and (G) and Clauses 19(C), (E) and (F)).

5. The above confirmations and agreements are given to and for the benefit of and made with each of the other parties to the Facility Agreement.

6. This Transfer Notice shall be governed by, and construed in accordance with, the laws of Singapore.

Existing Lender
---------------

Name:

By:
   Authorised Signatory

Date:        ,20

Loan Transferee
---------------

Name:

By:
   Authorised Signatory

Date:        ,20

Lending Office
--------------

Address:

Fax Number:

Telex Number:

Attention:

Rights and/or Obligations to be Transferred
-------------------------------------------

Existing Lender's share of the Loan/Commitment to be transferred: US$

Agent
-----

Agreed for and on behalf of itself as Agent and the other parties to the Facility Agreement.


Name:

By:
   Authorised Signatory

Date:        ,20


Delete as appropriate

                                   SCHEDULE 3



                              CONDITIONS PRECEDENT



1. A certified copy of each of (1) the certificate of incorporation of the Borrower, (2) the Memorandum of Association and Bye-Laws of the Borrower, (3) the certificate of incorporation of the Corporate Guarantor, and (4) the Memorandum and Articles of Association of the Corporate Guarantor.

2. An extract of board resolutions, certified true by an authorised officer of the Borrower as being in full force and effect on the date thereof, of all actions required to be taken by the Borrower (a) authorising the entry into of the Financing Documents to which it is a party and (b) authorising appropriate persons to execute and deliver the Financing Documents to which it is a party on behalf of the Borrower and to take any action contemplated in the Financing Documents to which it is a party.

3. Specimen signatures of the respective persons referred to in paragraph 2 above, duly certified by an authorised officer of the Borrower.

4. An extract of board resolutions, certified true by an authorised officer of the Corporate Guarantor as being in full force and effect on the date thereof, of all actions required to be taken by the Corporate Guarantor (a) authorising the entry into of the Financing Documents to which it is a party and (b) authorising appropriate persons to execute and deliver the Financing Documents to which it is a party on behalf of the Corporate Guarantor and to take any action contemplated in the Financing Documents to which it is a party.

5. Specimen signatures of the respective persons referred to in paragraph 4 above, duly certified by an authorised officer of the Corporate Guarantor.

6. Certified copies of all consents required by the Borrower or the Corporate Guarantor for any of the purposes stated in Clause 12(3).

7. The Mortgages, together with all other documents which may be required or necessary for the purpose of perfecting the Mortgages, duly executed and delivered by the Borrower.

8. The Deeds of Covenants supplemental to the Mortgages, together with all other documents which may be required or necessary for the purpose of perfecting the Deeds of Covenants, duly executed and delivered by the Borrower.

9. The Assignment of Earnings, together with all other documents which may be required or necessary for the purposes of perfecting the Assignment of Earnings, duly executed (in-escrow) by the Borrower.

10. The Corporate Guarantee, together with all other documents which may be required or necessary for the purposes of perfecting the Corporate Guarantee, duly executed by Corporate Guarantor.

11. The Trust Deed duly executed by the Borrower.

12. Documentary evidence that each Vessel is duly registered in the name of the Borrower under the laws and flag of Singapore free and clear of all registered mortgages, charges and encumbrances whatsoever except for the relevant Mortgage.

13. An insurance report of Jardine Insurance Brokers Pte Ltd or another independent insurance broker satisfactory to the Lenders together with the requisite certificates confirming that each Vessel is insured in compliance with the requirements in Clause 4 of the Deed of Covenants.

14. A certified copy of the classification certificate of each Vessel free of all notations, qualifications, recommendations or requirements issued by Det Norske Veritas.

15. Certified copies of each of the trading papers in relation to each Vessel.

16. Evidence that all necessary notices, filings, recordings and registrations have been or will be made in order to perfect the security constituted or intended to be constituted by the Security Documents.

                                   SCHEDULE 4

                      NOTICE OF REQUEST FOR ADVANCE OF LOAN



To: The Development Bank of Singapore Ltd

For the attention of: [name and title of relevant person]

Dear Sirs,

                       AMERICAN EAGLE TANKERS INC. LIMITED
               US$127,500,000 Transferable Loan Facility Agreement
                                 dated  ,2001



     We refer to the above Transferable Loan Facility Agreement (the "Facility Agreement") between (1) ourselves, as Borrower, (2) The Development Bank of Singapore Ltd, as Original Lender, (3) The Development Bank of Singapore Ltd, as Agent, and (4) The Development Bank of Singapore Ltd, as Security Trustee. Terms defined in the Facility Agreement shall have the same meaning in this notice.

     We give you notice that we request the Loan to be advanced to us under the Facility Agreement on the Advance Date, namely, ___________________.

     We confirm that no Termination Event has occurred or will occur as a result of the advance of the Loan, we represent and warrant that all representations and warranties contained in Clause 12 of the Facility Agreement have been complied with and would be correct in all material respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clauses 13 and 14 of the Facility Agreement have been fully performed and observed with by us.

     You are requested to make the proceeds of the Loan available to us by credit to our account with [details of bank account] in Singapore.

     Dated    ,20 .

                                                  Yours faithfully,
                                                For and on behalf of
                                        AMERICAN EAGLE TANKERS INC. LIMITED


                                       By:
                                           ----------------------------------
                                      Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

     IN WITNESS WHERE0F this Agreement has been entered into on the date stated at the beginning.


The Borrower
------------



AMERICAN EAGLE TANKERS INC. LIMITED
c/o 456 Alexandra Road #06-00
NOL Building
Singapore 119962.

Fax Number: (65) 278-8355
Attention:  Vice President, Group Treasury


By: /s/ Joseph Kwok Sin Kin             Witness: /s/ Anil Sachdev
    -------------------------                    -----------------------
Name: Joseph Kwok Sin Kin               Name: Anil Sachdev
      -----------------------                 --------------------------
Title: Director                         Address: c/o NOL
       ----------------------                    -----------------------

The Oringinal Lender
--------------------

THE DEVELOPMENT BANK OF SINGAPORE LTD
6, Shenton Way,
DBS Building Tower 1,
#03-05,
Singapore 068809.

Fax Number: 227 9183
Attention:  Vice President
            Credit Management
            (Transport & Logistics)
            Investment Banking Group


By: /s/ CHIA WEN LIN
    ------------------------
Name: CHIA WEN LIN
      ----------------------
Title: VICE PRESIDENT
       ---------------------

The Agent
---------

THE DEVELOPMENT BANK OF SINGAPORE LTD
6, Shenton Way,
DBS Building Tower 1,
#03-05,
Singapore 068809.

Fax Number: 227 9183
Attention:  Vice President
            Credit Management
            (Transport & Logistics)
            Investment Banking Group


By: /s/ CHIA WEN LIN
    ------------------------
Name: CHIA WEN LIN
      ----------------------
Title: VICE PRESIDENT
       ---------------------


The Security Trustee
--------------------

THE DEVELOPMENT BANK OF SINGAPORE LTD
6, Shenton Way,
DBS Building Tower 1,
#03-05,
Singapore 068809.

Fax Number: 227 9183
Attention:  Vice President
            Credit Management
            (Transport & Logistics)
            Investment Banking Group


By: /s/ CHIA WEN LIN
    ------------------------
Name: CHIA WEN LIN
      ----------------------
Title: VICE PRESIDENT
       ---------------------